Exhibit 4.1
RAVE RESTAURANT GROUP, INC.,

as Issuer,

AND

SECURITIES TRANSFER CORPORATION

as Trustee

INDENTURE

DATED AS OF
____________________, 2017
$3,000,000

4% CONVERTIBLE SENIOR NOTES DUE 2022

i

SECTION 12.17 Table of Contents, Headings, Etc	48

INDENTURE, dated as of _____________, 2017 between RAVE RESTAURANT GROUP, INC., a Missouri corporation (the "Company"), and SECURITIES TRANSFER CORPORATION, a Texas corporation, as Trustee.
RECITALS
WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Company's 4% Convertible Senior Notes due 2022 (the "Notes"); and
WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of the Company, in accordance with its terms, have been done;
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises, and of the purchase and acceptance of the Notes by the holders thereof, it is mutually agreed, for the benefit of the respective Holders from time to time of the Notes, as follows:
ARTICLE ONE

 DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01 Definitions.
"Additional Shares" has the meaning specified in Section 5.05(a).
"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
"Agent" means any Registrar, Paying Agent or Conversion Agent.
"Board of Directors" means, with respect to any Person, the Board of Directors or other governing body of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors or such other governing body.
"Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
"Business Day" means any day which is not a Legal Holiday.

"Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, partnership or limited liability company interests or other equity securities (including, without limitation, beneficial interests in or other securities of a trust) and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.
"close of business" means 5:00 p.m. (Dallas, Texas time).
"Common Stock" means the shares of common stock, par value $0.01 per share, of the Company as such shares of common stock exist on the date of this Indenture, or such other Capital Stock into which the Company's common stock may be reclassified, converted or otherwise changed pursuant to Section 5.06.
"Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.
"Company Request" or "Company Order" means a written request or order signed in the name of the Company by two Officers of the Company, or by one Officer of the Company and either an Assistant Treasurer or an Assistant Secretary of the Company, and delivered to the Trustee.
"Conversion Agent" means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion. The Conversion Agent shall initially be the Trustee.
"Conversion Date" means February 15, May 15, August 15 and November 15 of each year or, if such date is a Legal Holiday, the next immediate Business Day.
"Conversion Notice" has the meaning specified in Section 5.02(b)(i).
"Conversion Price" means $2.00 per share of Common Stock, subject to adjustment as described herein.
"Conversion Rate" means the number of shares of Common Stock per $100 principal amount of Note into which the Note is convertible, which is equal to $100 divided by the Conversion Price with any fractional share rounded up to the next whole share.
"Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75074, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders of Notes and the Company).
"Custodian" has the meaning specified in Section 8.01.

"Default" means any event which is, or after notice or passage of time would be, an Event of Default.
"Definitive Notes" means certificated Notes registered in the name of the Holder thereof.
"Depositary" means, unless otherwise specified by the Company pursuant to either Section 2.08 or 2.12, The Depository Trust Company, New York, New York, or any successor Depositary registered as a clearing agency under the Exchange Act or other applicable statute or regulations.
"Effective Date" has the meaning specified in Section 4.01(b).
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
"Ex-Dividend Date" means, in respect of any issuance, dividend or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Company, whether directly or indirectly by due bills or otherwise.
"Event of Default" has the meaning specified in Section 8.01.
"Fundamental Change" means the occurrence of any of the following at any time after the Notes are originally issued:
(1) any "person" or "group" (within the meaning of Section 13(d) of the Exchange Act) other than the Company or its Subsidiaries or Newcastle Partners, L.P. or its Affiliates, files a Schedule 13D, Schedule 13G, Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of the Company's Common Stock representing more than 50% of the voting power of the Company's Common Stock;
(2) consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of the Company pursuant to which all or substantially all of the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or one or more of its Subsidiaries (any such exchange, offer, consolidation, merger, transaction or series of transactions being referred to in this definition as an "event"); provided, however, that any such event where the holders of more than 50% of the outstanding shares of Common Stock immediately prior to such event, own, directly or indirectly, more than 50% of all classes of the common equity of the continuing or surviving person or transferee or the parent thereof immediately after such event, with such holders' proportional voting power immediately after such event being in substantially the same proportions as their respective voting power before such event, shall not be a Fundamental Change;

(3) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
(4) the Common Stock ceases to be listed on at least one U. S. national securities exchange,
Provided, however, in the case of an event described in clause (2) above, if (a) at least 50% of the consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights, in the transaction or event that would otherwise have constituted a Fundamental Change consists of shares of Publicly Traded Securities, and (b) as a result of the event, the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares (subject to the provisions of Section 4.03), such event shall not be a Fundamental Change; provided, further, if any transaction in which the Common Stock is replaced by the securities of another entity shall occur, following completion of any related Make-Whole Fundamental Change period and any related Fundamental Change Purchase Date, references to the Company in this definition shall instead apply to such other entity; and provided, further, that any filing that would otherwise constitute a Fundamental Change under clause (1) above shall not constitute a Fundamental Change if (x) the filing occurs in connection with a transaction in which the Common Stock is replaced by the securities of another entity (including a parent entity) and (y) no filing of Schedule TO (or any schedule, form or report) is made or is in effect with respect to common equity representing more than 50% of the voting power of such other entity.
"Fundamental Change Company Notice" has the meaning specified in Section 4.01(b).
"Fundamental Change Purchase Date" has the meaning specified in Section 4.01(a).
"Fundamental Change Purchase Notice" has the meaning specified in Section 4.01(a)(1).
"Fundamental Change Purchase Price" has the meaning specified in Section 4.01(a).
"GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.
"Global Note" means a Note in global form that evidences all or part of the Notes registered in the name of the Depositary or a nominee thereof.
"Holder" means the Person in whose name a Note is registered in the Register.
"Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
"Interest Payment Date" means, with respect to the payment of interest on the Notes, February 15 of each year or, if such date is a Legal Holiday, the next immediate Business Day, commencing February 15, 2018.
"Issue Date" means the date of original issuance of the Notes.

"Last Reported Sale Price" of the Common Stock on any date means the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed for trading. The Last Reported Sale Price shall be determined without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on a U.S. securities exchange on the relevant date, the "Last Reported Sale Price" shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group, Inc. or a similar organization. If the Common Stock is not so quoted, the "Last Reported Sale Price" will be determined by a U.S. nationally recognized independent investment banking firms selected by the Company for this purpose.
"Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in Dallas, Texas or other place for payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
 "Make-Whole Fundamental Change" means any transaction or event that constitutes a Fundamental Change under clause (1) or (2) of the definition of Fundamental Change (in the case of any Fundamental Change described in clause (2) of the definition thereof, determined without regard to the proviso in such definition, but subject to the clauses (a) and (b) immediately following clause (4) of the definition thereof).
"Market Disruption Event" means (i) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session on any Trading Day or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock, for more than a one half-hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
"Maturity" means the date on which the principal of the Notes becomes due and payable as therein or herein provided, whether at the Maturity Date or by declaration of acceleration, call for redemption or otherwise.
"Maturity Date" means February 15, 2022.
"Merger Event" has the meaning specified in Section 5.06(a).
"Note" or "Notes" means the 4% Convertible Senior Notes due 2022 issued hereunder.
"Officer" means, with respect to any Person, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or the Treasurer of such Person.
"Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Secretary or Assistant Treasurer of such Person. One of the Officers signing an Officers' Certificate given pursuant to Section 6.03(a) shall be the principal executive, financial or accounting officer of the Person delivering such certificate.

"Open of Business" means 9:00 a.m. (Dallas, Texas time).
"Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.
"Paying Agent" shall initially be the Trustee, and shall be the Person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Purchase Price of, any Notes on behalf of the Company.
"Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, estate, association, unincorporated organization or government or any agency or political subdivision thereof.
"Place of Payment" means, when used with respect to the Notes, the office or agency of the Company in The Colony, Texas, and such other place or places where, subject to the provisions of Section 6.04, the principal of, and any interest on, the Notes are payable.
"Principal Repayment Date" means the trading day immediately prior to the 30 day period preceding the Maturity Date.
"Principal Trading Market" means the principal trading exchange or market for the securities of the Company at such time.
"Prospectus" means the prospectus dated [________________], 2017.
"Publicly Traded Securities" means, in respect of a transaction described in clause (3) of the definition of Fundamental Change, shares of common stock traded on a U.S. national securities exchange, or which shall be so traded immediately following the transaction or transactions in connection with which this definition is applied.
"Regular Record Date" means, with respect to the payment of interest on the Notes, 10 Business Days prior to the Interest Payment Date or, if applicable, the Conversion Date.
"Reference Property" has the meaning specified in Section 5.06(a).
"Scheduled Trading Day" means a day that is scheduled to be a Trading Day. If the Common Stock is not listed or admitted for trading, "Scheduled Trading Day" means a Business Day.
"SEC" means the Securities and Exchange Commission or, if at any time after the execution of this Indenture, the SEC is not existing and performing the duties now assigned to it, then the body performing such duties at such time.
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Settlement Amount" has the meaning specified in Section 5.03(a).
"Significant Subsidiary" means, at any date of determination, any Subsidiary that would constitute a "significant subsidiary" within the meaning of Article 1 of Regulation S-X promulgated under the Securities Act as in effect on the date of this Indenture.
"Stock Price" has the meaning specified in Section 5.05(b).
"Subsidiary" means any direct or indirect subsidiary of the Company. A "subsidiary" of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner or a limited partner entitled to receive more than 50 percent of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the Board of Directors of such Person.
"Successor" has the meaning specified in Section 7.01.
"Trading Day" means a day on which (i) trading in the Common Stock generally occurs on the primary exchange or quotation system on which the Common Stock then trades or is quoted, and (ii) there is no Market Disruption Event. If the Common Stock (or other security for which a Last Reported Sale Price must be determined) is not listed or traded, "Trading Day" means a Business Day.
"Trust Officer" means any officer within the corporate trust department of the Trustee, including any vice president, senior associate or associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
"Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.
"U.S." means the United States of America.
"U.S. Government Securities" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof.
"U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

"Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote in the election of members of the Board of Directors of such Person.
SECTION 1.02 Rules of Construction.
Unless the context otherwise requires:
(1)	a term has the meaning assigned to it;
(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)	"or" is not exclusive;
(4)	words in the singular include the plural, and words in the plural include the singular;
(5)	any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;
(6)	provisions apply to successive events and transactions; and
(7)	"herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE TWO

 THE NOTES
SECTION 2.01 Title and Terms; Payments.
There is hereby established the "4% Senior Convertible Notes due 2022" in an initial aggregate principal amount of $3,000,000. The Notes shall be issued in minimum denominations of $100 and integral multiples of $100 in excess thereof. No conversion or repurchase shall be permitted if it would result in the issuance of a Note with a minimum denomination of less than $100.  The Notes shall be issuable only in registered form without coupons.
The principal amount of Notes then outstanding shall be payable on the Maturity Date. The Notes shall bear interest at a rate of 4% per annum. Interest shall accrue from the initial issuance date of the Notes, and shall be payable annually in arrears on each Interest Payment Date, beginning February 15, 2018.

The Company shall pay the principal of and interest on any Global Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. However, the Company has the sole discretion to repay the principal and any interest payments on any Global Note in cash or by payment-in-kind of the Company's common stock. The Company shall pay the principal of any Definitive Notes at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in Frisco, Texas as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar for the Notes. Interest on any Definitive Notes shall be payable to Holders of Definitive Notes either by check mailed to each Holder at its address in the Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder's account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.
The payment-in-kind repayment of principal by common stock at maturity would be determined by the average of the closing prices of the Common Stock as reported by Bloomberg L.P. for the Principal Trading Market for the 30 Trading Days preceding the Principal Repayment Date, with the final number of shares of Common Stock rounded up to the next whole share. Fractional shares shall not be issued.
The payment-in-kind payment of interest at any time would be determined by the average of the closing prices of the Common Stock as reported by Bloomberg L.P. for the Principal Trading Market for the 30 Trading Days preceding the Regular Record Date with the final number of shares of Common Stock rounded up to the next whole share. Fractional shares shall not be issued.
SECTION 2.02 Form of Trustee's Certificate of Authentication.  The Trustee's certificate of authentication shall be in substantially the following form:
This is one of the Notes referred to in the within-mentioned Indenture.
SECURITIES TRANSFER CORPORATION
As Trustee
Date: By: ______________________________________________
__________ Authorized Signatory
SECTION 2.03 Execution of Notes.  The Notes shall be signed on behalf of the Company by two Officers thereof. Such signatures upon the Notes may be the manual or facsimile signatures of the present or any future such Officers and may be imprinted or otherwise reproduced on the Notes. The seal of the Company, if any, is not required to appear on the Notes, but if it does so appear it may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Notes.
Only such Notes as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, manually signed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the proper Officers of the Company, although at the date of such Note or of the execution of this Indenture any such Person was not such Officer.
SECTION 2.04 Authentication and Delivery of Notes.  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee shall thereupon authenticate and deliver such Notes in accordance with such Company Order.
If any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.13, such Note shall for all purposes of this Indenture be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights under Section 9.03 to deal with the Company and its Subsidiaries and Affiliates as any Registrar, Paying Agent or Conversion Agent.
Each Note shall be dated the date of its authentication.
SECTION 2.05 Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for redemption or repurchase, if applicable, and for payment (the "Paying Agent") and, an office or agency where Notes may be presented for conversion (the "Conversion Agent"). The Registrar shall keep a register of Notes and of their transfer and exchange (the "Register"). The Company may have one or more co-registrars and one or more additional paying agents or conversion agents for Notes. The term "Paying Agent" includes any additional paying agent, the term "Registrar" includes any additional co-registrar and the term "Conversion Agent" includes any additional conversion agent.
The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Conversion Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent and shall furnish the Trustee with an executed counterpart of any such agency agreement. The Company at any time may replace any Registrar, Paying Agent or Conversion Agent or change the location of any such office or agency without notice to any Holder. The Company will give prompt written notice to the Trustee of any such replacement or change in location. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.06. The Company or any Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Conversion Agent or Registrar.

The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Notes.
SECTION 2.06 Paying Agent to Hold Money in Trust.  The Company shall require each Paying Agent (other than the Trustee) for Notes to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, and interest on, the Notes and to notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent for Notes, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Persons entitled thereto. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
SECTION 2.07 Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
SECTION 2.08 Transfer and Exchange.
(a) The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary and (ii) delivered to the Trustee as custodian for the Depositary.
(b) Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note and a successor depository is not appointed by the Company within 90 days of such notice, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depository is not appointed by the Company within 90 days of such cessation, or (iii) an Event of Default has occurred and is continuing. Definitive Notes shall not be otherwise issuable.
The Notes shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and any reasonable regulations prescribed by the Company or the Registrar are met. When Notes (other than Global Notes) are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate at the Registrar's request one or more new Notes, of any authorized denominations and of a like aggregate principal amount and tenor.
No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.
The Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 Business Days before the mailing of a notice of redemption or of an offer to repurchase Notes and ending at the close of business on the date of such mailing, or for a period beginning 15 Business Days before an Interest Payment Date and ending on the close of business on such Interest Payment Date, or of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee and any Agent may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, and any premium and interest on, such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee or any Agent shall be affected by notice to the contrary.
All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
SECTION 2.09 Replacement Notes.  If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Holder satisfies the reasonable requirements of the Company and the Trustee. If required by the Company or the Trustee, such Holder shall furnish an indemnity bond or other security sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any Conversion Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.
Every replacement Note is an additional obligation of the Company.
SECTION 2.10 Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except to the extent provided in the last paragraph of this Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.
If the Paying Agent holds on a redemption date or the Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
If the principal amount of any Note is considered paid under Section 6.01, it ceases to be outstanding and interest on it ceases to accrue.
In determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Subsidiary of the Company or of such other obligor.
SECTION 2.11 Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.
SECTION 2.12 Notes Issuable in the Form of a Global Note.
(a) The Company shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, such Global Note, which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the outstanding Notes to be represented by such Global Note, or such portion thereof as the Company shall specify in an Officers' Certificate of the Company, shall be registered in the name of the Depositary for such Global Note or its nominee, shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary's instruction and shall bear a legend substantially to the following effect (or to such effect as may be required by the Depositary):
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
(b) Members of, or participants in, the Depositary ("Agent Members"), and any owner of a beneficial interest in a Global Note, shall have no rights under this Indenture with respect to or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary or its nominee as the absolute owner of such Global Note for all purposes whatsoever.
(c) Notwithstanding any other provision in this Indenture, no Global Note may be transferred to, or registered or exchanged for Notes registered in the name of, any Person other than the Depositary for such Global Note or any nominee thereof, and no such transfer may be registered, except as provided in this paragraph. Every Note authenticated and delivered upon registration or transfer of, or in exchange for or in lieu of, a Global Note shall be a Global Note, except as provided in this paragraph. If (1) (A) the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or ceases to be a clearing agency registered under the Exchange Act, and (B) a successor Depositary is not appointed by the Company within 90 days, (2) an Event of Default has occurred and is continuing with respect to the Notes and the Registrar has received a request from the Depositary to issue certificated Notes in lieu of all or a portion of the Global Notes (in which case the Company shall deliver certificated Notes within 30 days of such request) or (3) the Company determines in its sole discretion that Notes issued in global form shall no longer be represented by a Global Note, then such Global Note may be exchanged by such Depositary for certificated Notes, of any authorized denomination and of a like aggregate principal amount and tenor, registered in the names of, and the transfer of such Global Note or portion thereof may be registered to, such Persons as such Depositary shall direct.

(d) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, or interest therein, Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in Global Notes or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes.
SECTION 2.13 Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation in its customary manner and upon written request shall deliver a certificate of such disposal to the Company unless the Company directs the Trustee to deliver canceled Notes to the Company. Any Notes purchased by the Company may, to the extent permitted by law, be reissued or resold or may, at its option, be surrendered to the Trustee for cancellation. The Company may not issue new Notes to replace Notes it has delivered to the Trustee for cancellation.
SECTION 2.14 Defaulted Interest.  If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the rate of [___]% in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
SECTION 2.15 CUSIP Numbers.  The Company in issuing the Notes may use "CUSIP" numbers and the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall notify the Trustee of any change in the CUSIP numbers.
ARTICLE THREE

 REDEMPTION
SECTION 3.01 Redemption.  The Note is subject to redemption at the option of the Company at any time on or after February 15, 2018 at principal or par plus any accrued interest, if any, in addition to a call premium of 10 percent of the principal, until the Maturity Date.

SECTION 3.02 Notice to Trustee.  If the Company elects to redeem all or any part of Notes, it shall furnish to the Trustee and the Registrar, at least [75] days but not more than [90] days before the redemption date, an Officers' Certificate setting forth the redemption date, the principal amount of Notes to be redeemed and the redemption price of Notes to be redeemed.
SECTION 3.03 Selection of Notes to Be Redeemed.  If less than all of the Notes are to be redeemed at any time, the Trustee shall select the particular Notes to be redeemed pro rata, by lot or, if the Notes are listed on any securities exchange, by any other method that complies with the requirements of such exchange; provided, however, that no Notes with a principal amount of $1,000 or less will be redeemed in part. The Trustee shall make the selection from outstanding Notes not previously called for redemption not less than [60] days but not more than [75] days before the redemption date. Notes and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of such Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes selected for redemption.
SECTION 3.04 Notice of Redemption.  (a) At least [60] days but not more than [75] days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address. The Notes selected for redemption shall continue to be convertible in accordance with Article Five for a period of [30] days following mailing of such notice of redemption, after which [30] day period the Holder's right to convert the Notes terminates.  The notice shall state:
(1)  the redemption date;

(2)  the redemption price;

(3)  the aggregate principal amount of Notes being redeemed;

(4)  the name and address of the Paying Agent;

(5)  the date after which the Notes to be redeemed will no longer be convertible;

(6)  that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price, together with any accrued and unpaid interest thereon;

(7)  that, unless the Company defaults in the payment of the redemption price or any accrued interest on Notes called for redemption, interest ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price in respect of the Notes upon surrender to the Paying Agent of the Notes;

(8)  if fewer than all of the outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed, and if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the Note or Notes being redeemed; and

(9)  the CUSIP number, if any, of the Notes to be redeemed.

(b) At the Company's request, the Trustee shall give the notice of redemption required in Section 3.04(a) in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 15 days prior to the date on which the Company requests that the Trustee give such notice (unless the Trustee consents in writing to a shorter notice period), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.04(a).
SECTION 3.05 Effect of Notice of Redemption.  Once notice of redemption is mailed in accordance with Section 3.04, Notes called for redemption become due and payable on the redemption date at the redemption price. Each Holder will have [30] days after mailing of the notice of redemption to elect to convert its Notes into shares of Common Stock, after which time the Notes will cease to be convertible. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued and unpaid interest to, but not including, the redemption date; provided, however, that installments of interest that are due and payable on or prior to the redemption date shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
SECTION 3.06 Deposit of Redemption Price.  Prior to 11:00 a.m., local time in Dallas, Texas, on the redemption date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) funds available on the redemption date sufficient to pay the redemption price of, and accrued and unpaid interest to, but not including, the redemption date on, the Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any money so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Nine.
Unless the Company defaults in making such payment, interest on the Notes to be redeemed will cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon redemption because of the failure of the Company to comply with the preceding paragraph, interest will continue to be payable on the unpaid principal and any premium including from the redemption date until such principal and any premium is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 6.01 hereof.
SECTION 3.07 Notes Redeemed in Part.  Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Note equal in aggregate amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

 FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON
SECTION 4.01 Repurchase at Option of Holders Upon a Fundamental Change.
(a) Generally.  If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder's option, to require the Company to purchase for cash any or all of such Holder's Notes, or any portion of the principal amount thereof that is equal to an integral multiple of $100, on a date specified by the Company that is not less than 20 days after the date of and no later than 35 days following the date of delivery of the Fundamental Change Company Notice (such date, the "Fundamental Change Purchase Date"), at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon, to, but not including, the Fundamental Change Purchase Date (the "Fundamental Change Purchase Price"); provided, however, that if a Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Regular Record Date and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased pursuant to this Article Four and shall not include any accrued and unpaid interest. The requirement for the Company to repurchase any Notes on the Fundamental Change Purchase Date shall be subject to Section 4.06.
Repurchases of Notes under this Section 4.01 shall be made, at the option of the Holder thereof, upon:
(1)  delivery to the Paying Agent by a Holder of a duly completed notice (the "Fundamental Change Purchase Notice") in the form set forth on the reverse of the Note as Exhibit C thereto, if the Notes are Definitive Notes, or in compliance with the Depositary's procedures for tendering interests in Global Notes, if the Notes are not Definitive Notes, in each case prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date; and
(2)  delivery of the Notes, in the case of Definitive Notes, to the Paying Agent appointed by the Company, (together with all necessary endorsements for transfer), or book-entry transfer of the Notes, in compliance with the procedures of the Depositary, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Fundamental Change Purchase Notice in respect of any Notes to be repurchased shall state:
(1)  if such Notes are Definitive Notes, the certificate numbers of such Notes;

(2)  the portion of the principal amount of such Notes to be repurchased, which must be $100 or an integral multiple thereof; and

(3)  that such Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if such Notes are in global form, the Fundamental Change Purchase Notice must also comply with appropriate procedures of the Depositary.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 4.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.03.
Notwithstanding the foregoing, the Company shall not be required to repurchase the Notes in accordance with this Section 4.01 if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture and purchases all Notes validly tendered and not withdrawn under such fundamental change repurchase offer.
The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.
(b) Fundamental Change Company Notice.  On or before the 20th day after the date on which Fundamental Change becomes effective, which Fundamental Change results in Holders of Notes having the right to cause the Company to repurchase their Notes (the "Effective Date"), the Company shall provide to all Holders of record of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the "Fundamental Change Company Notice") of the occurrence of such Fundamental Change and of the Repurchase right at the option of the Holders arising as a result thereof. Such notice shall be given pursuant to Section 12.01, in the case of any Global Notes, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall issue a press release (and make the press release available on the Company's website) and shall publish such press release through a public medium customary for such press releases.
Each Fundamental Change Company Notice shall specify:
(1)  the events causing a Fundamental Change;

(2)  the effective date of the Fundamental Change;

(3)  whether such Fundamental Change is a Make-Whole Fundamental Change, in which case the adjustments in Section 5.05 shall be applicable;

(4)  the last date on which a Holder of Notes may exercise the repurchase right pursuant to this Article Four;

(5)  the Fundamental Change Purchase Price;

(6)  the Fundamental Change Purchase Date;

(7)  if applicable, the name and address of the Paying Agent and the Conversion Agent;

(8)  if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(9)  if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the Indenture; and

(10)  the procedures that Holders must follow to require the Company to purchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.01.
(c) No Payment During Events of Default.  There shall be no repurchase of any Notes pursuant to this Section 4.01 if there has occurred and is continuing an Event of Default with respect to the Notes where the payment of the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of the Notes). The Paying Agent shall promptly return to the respective Holders thereof any Definitive Notes held by it during the continuance of such an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price with respect to the Notes) and shall deem canceled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return and cancellation, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.
SECTION 4.02 Effect of Fundamental Change Purchase Notice.
Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 4.01 hereof, the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 4.03 hereof) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 4.01 hereof have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 4.01 hereof.

SECTION 4.03 Withdrawal of Fundamental Change Purchase Notice.
A Fundamental Change Purchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the provisions of Section 4.02, specifying:
(1)  if Definitive Notes have been issued, the certificate numbers of the withdrawn Notes;

(2)  the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and

(3)  the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of an integral multiple of $100;

provided, however, that if such Notes are in global form, the notice must also comply with appropriate procedures of the Depositary.
The Paying Agent shall promptly return to the respective Holders thereof any Definitive Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 4.03.
SECTION 4.04 Deposit of Fundamental Change Purchase Price.
Prior to 11:00 a.m. (local time in Dallas, Texas) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Purchase Date. If the Paying Agent holds money or securities sufficient to pay the Fundamental Change Purchase Price of the Notes on the Business Day following the Fundamental Change Purchase Date for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Notes shall cease to be outstanding and interest shall cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest upon delivery or book-entry transfer of such Notes).

SECTION 4.05 Notes Repurchased.
Any Note that is to be repurchased shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Definitive Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.
SECTION 4.06 Covenant to Comply With Applicable Laws Upon Repurchase of Notes.
In connection with any offer to repurchase Notes under Section 4.01 hereof, the Company shall, in each case if required, (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 4.01 to be exercised in the time and in the manner specified in Section 4.01.
SECTION 4.07 Repayment to the Company.
To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.04 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to repurchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.
ARTICLE FIVE

 CONVERSION
SECTION 5.01 Right to Convert.
Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder's option, to convert the principal amount of any such Notes at the Conversion Rate in effect on the Conversion Date for such Notes, effective on each Conversion Date. This right to convert terminates prior to the Maturity Date [30] days following mailing of a notice of redemption by the Company or the Trustee pursuant to Section 3.04. The right to convert does not include any right for any partial conversion of a Note.
SECTION 5.02 Conversion Procedures.
(a) Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.
(b) In order to exercise the conversion privilege with respect to any interest in a Global Note, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay all transfer or similar taxes if required pursuant to Section 5.07, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. In order to exercise the conversion privilege with respect to any Definitive Notes, the Holder of any such Notes to be converted shall:

(1)  complete and manually sign the conversion notice provided on the back of the Note (the "Conversion Notice") or a facsimile of the Conversion Notice;

(2)  deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;

(3)  if required, furnish appropriate endorsements and transfer documents, and

(4)  if required, pay all transfer or similar taxes as set forth in Section 5.07.

A Holder may satisfy the applicable conversion requirements at any time. However, any conversion will be effected on the Conversion Date next following 10 Business Days after receipt of a Conversion Notice by the Conversion Agent. The Conversion Agent shall, as promptly as possible, and in any event within two Business Days of the receipt thereof, provide the Company with notice of any Conversion Notice.
(c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Notes surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by the Holder or his duly authorized attorney.  Each conversion shall be deemed to have been effected as to any such Notes surrendered for conversion immediately prior to the close of business on the relevant Conversion Date.
(d) Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.
(e) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder's option to require the Company to repurchase such Note may be converted only if such notice of exercise is withdrawn in accordance with Article Four hereof and such Note is duly submitted for conversion.
SECTION 5.03 Settlement Upon Conversion.
(a) Upon any conversion of any Note, the Company shall deliver to the converting Holder in respect of each $100 principal amount of Notes being converted shares of Common Stock and, if applicable, cash (the "Settlement Amount") as follows:

(1)  The Company will deliver to the converting Holder a number of shares of Common Stock equal to (A) the aggregate principal amount of Notes to be converted, divided by (B) $100, multiplied by (C) the Conversion Rate on the Conversion Date; and

(2)  Accrued interest to, but not including, the Conversion Date payable in cash or, at the sole discretion of the Company, in shares of the Common Stock (calculated in the manner provided in the last paragraph of Section 2.01).

(b) The Company's delivery to the Holder of the Settlement Amount shall be deemed to satisfy in full the Company's obligation to pay the principal amount of the Notes so converted and accrued and unpaid interest, if any, to, but not including, the Conversion Date.
(c) The Company shall not issue fractional shares of Common Stock upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Notes, the Company shall round up to the next whole share.
SECTION 5.04 Adjustment of Conversion Rate.
The Conversion Rate shall be adjusted from time to time by the Company if any of the events set forth in this Section 5.04 occurs, without duplication, except that the Company shall not make any adjustment to the Conversion Rate if Holders of Notes participate, as a result of holding the Notes, in any of the transactions described under Section 5.04(a) and Section 5.04(b), at the same time as holders of the Common Stock participate, without having to convert their Notes, as if such Holders held a number of shares of Common Stock equal to the Conversion Rate in effect for such Notes immediately prior to the Ex-Dividend Date for such event multiplied by the principal amount of Notes held by such Holder.
Except as set forth in this Section 5.04 and in Section 5.05, the Company shall not adjust the Conversion Rate.
(a) If the Company, at any time or from time to time while any of the Notes are outstanding, issues solely shares of its Common Stock as a dividend or distribution on all or substantially all of its shares of Common Stock, or if the Company effects a share split or share combination on its Common Stock, then the Conversion Rate shall be adjusted based on the following formula:
CR = CR0 x OS OS0

where
CR0 = The Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the Business Day immediately following the effective date of such share split or share combination, as the case may be;

CR = The Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the Business Day immediately following the effective date of such share split or share combination, as the case may be;
0S0 = The number of shares of Common Stock outstanding immediately prior to such dividend, distribution, share split or share combination, as the case may be; and
OS = The number of shares of Common  Stock outstanding immediately after such dividend, distribution, share split or share combination, as the case may be.
Any adjustment made pursuant to this Section 5.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution or immediately after the Open of Business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 5.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. As used in this Section 5.04(a), "effective" date means, in respect of any transaction, the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market (used to determine the Last Reported Sale Price), regular way, reflecting the transaction.
(b) The Company may (but shall not be required to) increase the Conversion Rate, in addition to any adjustments pursuant to Section 5.04(a), to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
(c) Adjustments to the Conversion Rate shall be calculated to the nearest one ten-thousandth of a share. No adjustment to the Conversion Rate shall be required to be made for the Company's issuance of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right, option or warrant to purchase shares of Common Stock or such convertible or exchangeable securities, other than as provided in this Section 5.04.
(d) Whenever the Conversion Rate is adjusted as provided in this Section 5.04, the Company shall promptly file with the Trustee and any Conversion Agent an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. As soon as practicable following the adjustment, the Company shall notify the Holders of the Notes of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective, and will issue a press release containing the relevant information (and make such press release available on the Company's website). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(e) For purposes of this Section 5.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
(f) Notwithstanding anything to the contrary in this Article Five, no adjustment to the Conversion Rate shall be made:
(1)  upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(2)  upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(3)  upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (2) above;

(4)  for a change in the par value of the Common Stock; or

(5)  for accrued and unpaid interest, if any, on the Notes.

(g) The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward and take into account in any future adjustment any adjustments that are less than 1% of the Conversion Rate.
Notwithstanding anything in this Section 5.04, if (i) a Conversion Rate adjustment pursuant to this Section 5.04 becomes effective on any Ex-Dividend Date as described above and (ii) a Holder converting its Notes on or after such Ex-Dividend Date and on or prior to the close of business on the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date as described in Section 5.02 based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for any Holder converting Notes on or after such Ex-Dividend Date and on or prior to the close of business on the related record date. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
SECTION 5.05 Adjustments Upon Certain Fundamental Changes.

(a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change at any time from, and including the Effective Date (as defined below) of such Make-Whole Fundamental Change to, and including the Business Day immediately preceding the related Fundamental Change Purchase Date, the Company shall increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the "Additional Shares") as set forth in this Section 5.05.
(b) The number of Additional Shares, if any, shall be determined by reference to the date on which the Make-Whole Fundamental Change occurs or becomes effective (the "Effective Date") and the price (the "Stock Price") paid or deemed paid per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of the Common Stock. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock on each of the [five] consecutive Trading Days ending on the Trading Day immediately preceding the Effective Date.
(c) The Stock Price set forth in Section 5.05(b) shall represent the Make-Whole Fundamental Change Conversion Price with respect to each $100 principal amount of Note. If the Make-Whole Fundamental Change Conversion Price is less than the Conversion Price, then the difference between the two prices shall determine the number of Additional Shares to be received per $100 principal amount of Note upon a Make-Whole Fundamental Change conversion, with any fractional share rounded up to the next whole share. If the Make-Whole Fundamental Change Conversion Price is equal to or more than the Conversion Price, there shall not be any Additional Shares upon a Make-Whole Fundamental Change conversion.
(d) The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change by issuing a press release (and make the press release available on the Company's website) announcing such Effective Date as soon as practicable after the Company first determines the anticipated Effective Date of such Make-Whole Fundamental Change. The Company will use commercially reasonable efforts to make such determination in time to deliver such notice no later than [20] Business Days in advance of such anticipated Effective Date, and will update the notice promptly if the anticipated Effective Date subsequently changes. Notwithstanding the foregoing, in no event will the Company be required to provide such notice to the Holders and the Trustee before the earlier of such time as the Company publicly discloses or acknowledges the circumstances giving rise to such Make-Whole Fundamental Change or is required to publicly disclose under applicable law or the rules of any stock exchange on which the Company's equity is then listed the circumstances giving rise to such anticipated Make-Whole Fundamental Change.
SECTION 5.06 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.
(a) If any of the following events occur:
(1)  any reclassification of the Common Stock;

(2)  a consolidation, merger, combination or binding share exchange involving the Company; or

(3)  a sale or conveyance to another Person of all or substantially all of the Company's property and assets;

(any event as set forth in clauses (i), (ii), or (iii) above a "Merger Event") in each case, in which holders of the Common Stock would be entitled to receive cash, securities or other property for their shares of the Common Stock ("Reference Property"), the Holders shall be entitled thereafter to convert their Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of that number of shares of the Common Stock equal to the number into which such Holder's Note would have converted; provided, however, that at and after the effective time of the Merger Event the Settlement Amount shall be calculated and settled in accordance with Section 5.03 (including the Company's right to elect a settlement method as described therein) such that (i) any amount payable in cash upon conversion of the Notes as set forth under Section 5.03 shall continue to be payable as set forth in Section 5.03, (ii) the number of shares of Common Stock deliverable upon conversion of the Notes under Section 5.03, if any, shall be instead deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event.
If, as a result of the Merger Event, each share of Common Stock is converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (x) the Reference Property into which the Notes shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (y) the unit of Reference Property for purposes of this Section 5.06 shall refer to the consideration referred to in clause (x) attributable to one share of Common Stock. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made.
(b) The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 5.06.
SECTION 5.07 Taxes on Shares Issued.
The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder of such Notes has requested that shares of Common Stock be issued in a name other than that of the Holder of the Notes converted, then such taxes shall be paid by the Holder, and the Company shall not be required to issue or deliver any stock certificate evidencing such shares unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. Nothing herein shall preclude any tax withholding required by law or regulations.

SECTION 5.08 Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock.
The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares, all such Notes would be converted by a single Holder).
The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).
SECTION 5.09 Responsibility of Trustee.
The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article Five. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.
ARTICLE SIX

 COVENANTS
SECTION 6.01 Payment of Notes.  The Company shall pay the principal of, and any interest on, the Notes on the dates and in the manner provided in the terms of the Notes and this Indenture. Principal or redemption price, and any premium and interest with respect to Notes shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money deposited by the Company designated for and sufficient to pay such principal, redemption price, premium and interest as is then due with respect to such Notes.
The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at an annual rate of [___]% to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 6.02 SEC Reports.  The Company shall furnish to the Trustee within 15 days after the same is required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Any quarterly or annual report or other information, document or other report that the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act on the SEC's EDGAR system (or any successor system thereto) shall be deemed furnished as of the time of such filing. The Trustee does not have the duty to review such information, documents or reports, is not considered to have notice of the content of such information, documents or reports and does not have a duty to verify the accuracy of such information, documents or reports.
SECTION 6.03 Compliance Certificates.
(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate, stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of such Officers' knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers may have knowledge and what action the Company is taking or proposes to take with respect thereto).
(b) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee forthwith upon any Officer becoming aware of any Default or Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company proposes to take with respect thereto.
SECTION 6.04 Maintenance of Office or Agency.  The Company will maintain in each Place of Payment for the Notes, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment, and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.01 or at the Corporate Trust Office of the Trustee.

Subject to Section 2.01, the Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates as the Place of Payment for Notes as the Corporate Trust Office of the Trustee, and initially appoints the Trustee as Paying Agent at its Corporate Trust Office located at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75074, as the Company's office or agency for each such purpose.
SECTION 6.05 Continued Existence.  Except as permitted by Article Five, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all rights (charter and statutory) and franchises of the Company.
SECTION 6.06 Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, and interest on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SEVEN

 SUCCESSORS
SECTION 7.01 When Company May Merge, etc.  The Company shall not consolidate with or merge with or into any Person or sell, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:
(1)  the Company survives such merger or the Person formed by such consolidation or into which the Company is merged or that acquires by sale, conveyance, transfer or other disposition, or which leases, all or substantially all of the assets of the Company is a corporation, limited liability company, general partnership or limited partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or Canada or any province thereof (a "Successor"), and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of, and any interest on, all the Notes and the performance of every other covenant and obligation of the Company under this Indenture; provided, that unless the Successor is a corporation, a corporate co-issuer of the Notes shall be added hereto by the execution and delivery of a supplemental indenture by such co-issuer; and

(2)  immediately after giving effect to such transaction no Default or Event of Default exists.

In connection with any consolidation, merger, sale, conveyance, lease, transfer or other disposition contemplated by this Section 7.01, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture, if any, comply with this Indenture.
SECTION 7.02 Successor Substituted.  Upon any consolidation, merger, lease, conveyance or transfer in accordance with Section 7.01, the Trustee shall be notified by the Company or the Successor, and the Successor formed by such consolidation or into which the Company is merged or to which such lease, conveyance or transfer is made shall succeed to, and be substituted for, and  may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor had been named as the Company herein and thereafter the predecessor will be relieved of all further obligations and covenants under this Indenture and the Notes.
ARTICLE EIGHT

 DEFAULTS AND REMEDIES
SECTION 8.01 Events of Default.  An "Event of Default" occurs in respect of the Notes upon:
(a) default in the payment in respect of the principal of any Note at its maturity, upon required repurchase, upon declaration of acceleration or when otherwise due and payable;
(b) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of [60] days;
(c) material default in the performance, or breach, of any covenant or agreement of the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (a) or (b) of this Section 8.01), and continuance of such material default or breach for a period of [90] days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 50% in aggregate principal amount of the outstanding Notes;
(d) the Company or any Subsidiary that is a Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:
(1)  commences a voluntary case,

(2)  consents to the entry of an order for relief against it in an involuntary case,

(3)  consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(4)  makes a general assignment for the benefit of its creditors, or

(5)  generally is unable to pay its debts as the same become due, or

(e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1)  is for relief against the Company or any Subsidiary that is a Significant Subsidiary (or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary case,

(2)  appoints a Custodian of the Company or any Significant Subsidiary (or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary) or a Custodian for all or substantially all of the property of the Company, or

(3)  orders the liquidation of the Company or any Significant Subsidiary (or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary),

and the order or decree remains unstayed and in effect for 60 days.
The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
The Company is required to deliver to the Trustee, within 60 days after the occurrence thereof, written notice of any events which would constitute a Default, the status of such events and the actions the Company is taking or proposes to take in respect thereof.

SECTION 8.02 Other Remedies.  If an Event of Default occurs and is continuing with respect to the Notes, the Trustee may, but is not obligated to, pursue, in its own name and as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
SECTION 8.03 Control by Majority.  The Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on such Trustee with respect to Notes, provided that (1) such direction is not in conflict with any rule of law or with this Indenture and (2) the Trustee may take any other action deemed proper by such Trustee that is not inconsistent with such direction.

SECTION 8.04 Limitation on Remedies.  No Holder of any of the Notes will have any right to institute any proceeding, judicial or otherwise, to appoint a receiver or trustee or to pursue any remedy under this Indenture, unless:
(1)  such Holder has previously given notice to the Trustee of a continuing Event of Default,

(2)  the Holders of not less than 25% of the principal amount of the outstanding Notes have made written request to such Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture,

(3)  such Holder or Holders have offered to such Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request,

(4)  such Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any proceeding, and

(5)  no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority of the principal amount of the outstanding Notes.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over other Holders.
SECTION 8.05 Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the Holder of any Notes will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Notes on the Maturity Date therefor and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of such Holder.
SECTION 8.06 Collection Suit by Trustee.  If an Event of Default in payment of principal or interest specified in paragraphs (1) or (2) of Section 8.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest then due and remaining unpaid with respect to the Notes, and interest on overdue principal, and, to the extent lawful, interest on overdue interest, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel.
SECTION 8.07 Trustee May File Proofs of Claim.
(a) The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, their creditors or their property and may collect and receive any money or securities or other property payable or deliverable on any such claims and to distribute the same.

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 8.08 Priorities.  If the Trustee collects any money pursuant to this Article Eight with respect to Notes, it shall pay out the money in the following order:
First: to the Trustee for amounts due under Section 9.06;
Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
Third: to the Company.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.08.
SECTION 8.09 Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.09 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.05, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE NINE

 TRUSTEE
SECTION 9.01 Duties of Trustee.
(a) If an Event of Default with respect to Notes has occurred and is continuing, the Trustee shall exercise with respect to Notes such rights and powers vested in it by this Indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.
(b) Except during the continuance of an Event of Default:

(1)  The Trustee need perform only those duties that are specifically set forth (or incorporated by reference) in this Indenture with respect to the Notes and no others.

(2)  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)  This paragraph (c) does not limit the effect of paragraph (b) of this Section.

(2)  The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)  The Trustee shall not be liable to Holders with respect to action it takes or omits to take in good faith in accordance with a direction received by it from Holders of Notes pursuant to Section 8.03, and the Trustee shall be entitled from time to time to request such a direction.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
(e) The Trustee shall be under no obligation and may refuse to perform any duty or exercise any right, duty or power hereunder unless it receives indemnity reasonably satisfactory to it against any loss, liability, claim, damage or expense. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
SECTION 9.02 Rights of Trustee.  Subject to Section 9.01:

(a) The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.
(b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate of the Company or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers under this Indenture.
(e) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and reliance thereon.
(f) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other person employed by the Trustee to act hereunder.
(i) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(j) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

SECTION 9.03 Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.
SECTION 9.04 Trustee's Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any prospectus, offering or solicitation documents, and it shall not be responsible for any statement in the Notes other than its certificate of authentication.
SECTION 9.05 Notice of Defaults.  If a Default occurs and is continuing with respect to the Notes and if it is known to the Trustee, the Trustee shall mail to each Holder of Notes pursuant to Section 12.01 a notice of the Default within 90 days after it occurs. Except in the case of a Default in any payment on any Note, the Trustee may withhold the notice if and so long as its board of directors, executive committee or a trust committee of officers in good faith determines that withholding the notice is in the interests of Holders of Notes.
SECTION 9.06 Compensation and Indemnity.  The Company agrees to pay the Trustee from time to time reasonable compensation for its services as shall be agreed upon from time to time in writing between the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company agrees to reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses shall include, when applicable, the reasonable compensation and expenses of the Trustee's agents and counsel.
The Trustee shall not be under any obligation to institute any suit, or take any remedial action under this Indenture, or to enter any appearance or in any way defend any suit in which it may be a defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified to its satisfaction against any and all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provisions of this Indenture, including compensation for services, costs, expenses, outlays, counsel fees and other disbursements, and against all liability (including fees and expenses incurred by the Trustee pursuant to the penultimate paragraph of Section 9.07) determined not to have been caused by its own negligence or willful misconduct. The Company agrees to indemnify the Trustee against any loss, liability, claim, damage or expenses incurred by it arising out of or in connection with the acceptance and administration of the trust and its duties hereunder as Trustee, Registrar and/or Paying Agent, including the costs and expenses of enforcing this Indenture against the Company (including with respect to this Section 9.06) and of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company of any claim of which a Trust Officer has received written notice for which it may seek indemnity; however, the failure of the Trustee to promptly notify the Company shall not limit its right to indemnification. The Company shall defend each such claim and the Trustee shall cooperate in the defense. The Trustee may retain separate counsel and the Company shall reimburse the Trustee for the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent (which consent shall not be unreasonably withheld).

The Company shall not be obligated to reimburse any expense or indemnify against any loss, liability, claim or damage incurred by the Trustee determined to have been caused by the Trustee's own negligence or willful misconduct. To secure the payment obligations of the Company in this Section, the Trustee shall have a claim prior to that of the Holders of the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on, or the redemption price of, particular Notes. The Trustee's right to receive payment of any amounts due under this Section 9.06 shall not be subordinate to any other liability or indebtedness of the Company.
When the Trustee incurs expenses or renders services after the occurrence of any Event of Default specified in clause (d) or (e) of Section 8.01, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
The benefits of this section shall survive termination of this Indenture and resignation or removal of the Trustee.
SECTION 9.07 Replacement of Trustee.  The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(1)  the Trustee is adjudged a bankrupt or an insolvent;

(2)  a receiver or other public officer takes charge of the Trustee or its property; or

(3)  the Trustee becomes incapable of acting as Trustee hereunder.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and upon payment of its charges hereunder, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.06, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of Notes.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

SECTION 9.08 Successor Trustee by Merger, etc.  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that such corporation shall be otherwise eligible and qualified under this Article and shall notify the Company of its successor hereunder.
ARTICLE TEN

 AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 10.01 Without Consent of Holders.
The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder of the Notes:
(1)  to cure any ambiguity, inconsistency or omission in this Indenture or the Notes in a manner that does not adversely affect the rights of any Holder;

(2)  to cure any defect or error in the Indenture or the Notes or to conform the terms of the Indenture or the Notes to the description thereof in the Prospectus;

(3)  to provide for the assumption by a successor Company of the obligations of the Company under this Indenture as provided in Article Seven;

(4)  to add guarantees with respect to the Notes;

(5)  to secure the Notes;

(6)  to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Noteholders or surrender any right or power conferred upon the Company;

(7)  to make any change that does not materially adversely affect the rights of any holder of Notes; or

(8)  to appoint a successor Trustee with respect to the Notes.

SECTION 10.02 With Consent of Holders.  Except as provided below in this Section 10.02, the Company and the Trustee may amend or supplement this Indenture or the Notes with the consent (including consents obtained in connection with a tender offer or exchange offer for Notes or a solicitation of consents in respect of Notes) of the Holders of at least a majority in aggregate principal amount of the Notes affected by such amendment or supplement, considered together as a single class.

For purposes of this Indenture, the consent of the Holder of a Global Note shall be deemed to include any consent delivered by any member of, or participant in, the Depositary or such other depositary institution hereinafter appointed by the Company by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, such entity.
Upon the request of the Company, accompanied by a Board Resolution of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the Opinion of Counsel and Officers' Certificate described in Section 10.06, the Trustee shall join with the Company in the execution of such supplemental indenture.
It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
The Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes (including waivers obtained in connection with a tender offer or exchange offer for Notes or a solicitation of consents in respect of Notes). Without the consent of the Holders of majority in aggregate principal amount of the outstanding Notes affected thereby, no amendment may:
(a) reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment of the Indenture or to waive any past Event of Default;
(b) reduce the rate of or extend the stated time for payment of interest on any Note;
(c) reduce the principal amount or extend the Maturity Date of any Note;
(d) make any change that impairs or otherwise adversely affects the conversion rights of any Notes;
(e) reduce any repurchase price or the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company's obligation to make such payments whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(f) make any Note payable in a currency other than that stated in the Note;
(g) release any security or otherwise diminish the ranking of the Notes;
(h) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes; or
(i) make any change in the amendment or waiver provisions of the Indenture.

SECTION 10.03 Notice of Amendment or Supplement.  After any amendment or supplement to the Indenture or the Notes becomes effective, the Company shall provide to Holders, pursuant to the procedures set forth in Section 12.01, a notice briefly describing such amendment or supplement and shall make such notice available on the Company's website, provided that any failure to give such notice to all the Holders, or any defect in such notice, shall not impair or affect the validity of such amendment or supplement.
SECTION 10.04 Revocation and Effect of Consents.  A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, until an amendment, supplement or waiver becomes effective, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note. For such revocation to be effective, the Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If the Company elects to fix a record date for such purpose, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.07, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consent from the Holders of the principal amount of Notes required hereunder for such amendment, supplement or waiver to be effective also shall have been given and not revoked within such 90-day period.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder.
SECTION 10.05 Notation on or Exchange of Notes.  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make appropriate notation or issue a new Note shall not affect the validity of any such amendment, supplement or waiver.
SECTION 10.06 Trustee Protected.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee. If it does adversely affect the rights of the Trustee, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be provided with, and (subject to Article Nine) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate of the Company stating that such amendment, supplement or waiver is authorized or permitted by and complies with this Indenture.

ARTICLE ELEVEN

 SATISFACTION AND DISCHARGE
SECTION 11.01 Satisfaction and Discharge of Indenture.  When (i) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at Maturity Date for the payment of the principal amount thereof, on any Fundamental Change Purchase Date or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash funds and shares of Common Stock, as applicable, sufficient to pay all amounts due (and shares of Common Stock deliverable following conversion, if applicable) on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of no further effect (except as to (A) rights hereunder of Holders of the Notes to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (B) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 9.02(b) and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.
This Indenture shall upon Company Request cease to be of further effect with respect to Notes (except as to any surviving rights of registration of transfer or exchange of such Notes or conversion of such Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Notes, when:
(a) either
(1)  all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9, and (ii) Notes for whose payment money has theretofore been, as provided in Section 2.06, deposited in trust or segregated and held in trust by the Company) have been delivered to the Trustee for cancellation; or

(2)  all Notes not theretofore delivered to the Trustee for cancellation

(A) have become due and payable;
(B) will become due and payable at their Maturity Date within one year, or
(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for this purpose an amount of money in the currency or currency units in which Notes  are payable sufficient to pay and discharge the entire indebtedness on Notes not theretofore delivered to the Trustee for cancellation, for principal of, and any premium and interest thereon, to the Maturity Date or applicable redemption date, as the case may be in accordance with the terms of this Indenture and Notes;
(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to Notes; and
(c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Notes have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture to Notes, (i) the obligations of the Company to the Trustee under Section 9.06 and the right of the Trustee to resign under Section 9.07 shall survive, (ii) the obligations of the Company in Sections 2.06, 2.07, 2.08, 2.09, and 2.10 and in this Article Eleven shall survive until such Notes have been repaid in full, and (iii) if money shall have been deposited with the Trustee pursuant to clause (2) of subsection (a) of this Section, the obligations of the Company and/or the Trustee under Sections 2.07, 6.04, 9.01(f) and 11.02 shall survive such satisfaction and discharge.
SECTION 11.02 Application of Trust Money.  All money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

ARTICLE TWELVE

 GENERAL PROVISIONS
SECTION 12.01 Notices.  Any notice or communication to the Company, or the Trustee or any Agent shall be sufficiently given if in writing and delivered in person or mailed by certified or registered mail (return receipt requested), facsimile, or overnight courier guaranteeing next day delivery, addressed as follows:
If to the Company:
Rave Restaurant Group, Inc.
3551 Plano Parkway
The Colony, Texas 75056
Attn:  Chief Financial Officer
Fax:  [469-384-5058]

If to the Trustee or any Agent:
Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, Texas 75074
Attention: Corporate Trust Administration
Fax:  [469-633-0088]

The Company or the Trustee or any Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its reasonable discretion elects to act upon such instructions, the Trustee's reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee's reasonable reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of incidents of actual use by the Company of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions and the risk of interception by third parties.
All notices and communications described above shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if faxed or telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery.

Any notice or communication mailed to a Holder shall be mailed by first-class mail to the address for such Holder appearing on the Register and shall be sufficiently given to such Holder if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall he made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company mails notice or communications to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice also shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the customary procedures of such Depositary, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.
SECTION 12.02 Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(1)  an Officers' Certificate  stating that, in the opinion of the signers, the conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)  an Opinion of Counsel stating that, in the opinion of such counsel, such conditions precedent have been complied with.

SECTION 12.03 Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(1)  a statement that each person making such certificate or opinion has read such covenant or condition;

(2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)  a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)  a statement as to whether or not, in the opinion of each such person, such covenant or condition has been complied with.

SECTION 12.04 Rules by Trustee and Agents.  The Trustee may make reasonable rules for actions taken by, or meetings or consents of, Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.
SECTION 12.05 Governing Law.  THIS INDENTURE AND EACH OF THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF TEXAS WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION REGARDING THE VALIDITY OF THE NOTES.
SECTION 12.06 No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 12.07 No Recourse Against Others.  Obligations of the Company under this Indenture and the Notes hereunder are payable only out of the respective cash flow and assets of the Company. The Trustee, and each Holder of a Note by its acceptance thereof, will be deemed to have agreed in this Indenture that no director, officer, employee, or shareholder, as such, of the Company, the Trustee, or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Company under this Indenture, or such Notes by reason of his, her or its status. The agreements set forth in this Section are part of the consideration for the issuance of the Notes.
SECTION 12.08 Successors.  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 12.09 Duplicate Originals.  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.
SECTION 12.10 Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 12.11 Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices to resume performance as soon as practicable under the circumstances.

SECTION 12.12 Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 12.13 Payments on Business Days.  If any Interest Payment Date, Conversion Date or the Maturity Date of the Notes, or any Fundamental Change Purchase Date, would fall on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day and no interest on such payment shall accrue in respect of the delay.
SECTION 12.14 No Security Interest Created.  Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
SECTION 12.15 Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 12.16 Calculations.  Except as otherwise expressly provided in this Indenture, the Company shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of any Last Reported Sale Price of the Common Stock, accrued interest payable on the Notes and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company's calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if different than the Trustee), and each of the Trustee and Conversion Agent (if different than the Trustee) is entitled to rely conclusively upon the accuracy of the Company's calculations without independent verification. The Trustee shall forward the Company's calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company. Neither the Trustee nor the Conversion Agent shall be responsible for making any calculations for determining amounts to be paid or for monitoring any stock price.
SECTION 12.17 Table of Contents, Headings, Etc.  The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.
COMPANY:

RAVE RESTAURANT GROUP, INC.

By: __________________________
Name:           __________________________
Title:             __________________________

TRUSTEE:

SECURITIES TRANSFER CORPORATION

By: __________________________
Name:           __________________________
Title:             __________________________

EXHIBIT A
FORM OF NOTE

[FACE OF NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit A – Page 1

4% Senior Convertible Note due 2022

No. [  ] $3,000,000.00

CUSIP No. ________________________

RAVE RESTAURANT GROUP, INC., a Missouri corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns, [ ] ($[ ]) (or such lesser principal amount as shall be specified in the "Schedule of Exchanges of Notes") on February 15, 2022, unless earlier converted or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture.

Interest Payment Dates: February 15, or the next Business Day, payable annually, commencing February 15, 2018.

Regular Record Dates: 10 business days prior to the Interest Payment Date.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Remainder of page intentionally left blank]

Exhibit A – Page 2

IN WITNESS WHEREOF, RAVE RESTAURANT GROUP, INC. has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated: _________________________	RAVE RESTAURANT GROUP, INC.

By: _____________________________
Name: _____________________________
Title: _____________________________

CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated herein referred to in the within-mentioned Indenture.

Dated: _________________________	SECURITIES TRANSFER CORPORATION,
as Trustee

By: _____________________________
Name: _____________________________
Title: _____________________________

Exhibit A – Page 3

[REVERSE OF NOTE]
RAVE RESTAURANT GROUP, INC.

4% Convertible Senior Note due 2022

This Note is one of a duly authorized issue of Notes of the Company (herein called the "Notes"), issued under an Indenture dated as of [_______________], 2017, as amended and supplemented from time to time in accordance with the terms thereof (the "Indenture") by and between the Company and Securities Transfer Corporation (herein called the "Trustee"), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

1. INTEREST

This Note shall bear interest at a rate of 4% per annum from [________________], 2017, or from the most recent date to which interest had been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid. Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months. Interest is payable annually in arrears on February 15 of each year or, if not a Business Day, the next Business Day, commencing on February 15, 2018, to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest. The Regular Record Date shall be 10 business days prior to the Interest Payment Date.

The Company shall pay interest on overdue principal, and, to the extent lawful, on overdue interest, in each case at a rate of [___]% per annum. Interest not paid when due and any interest on principal or interest not paid when due will be paid to Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2. MATURITY DATE

The Notes shall mature on February 15, 2022.

3. METHOD OF PAYMENT

Exhibit A – Page 4

The Company shall pay the principal of and interest on any Global Note to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. However, the Company has the sole discretion to repay the principal and pay any interest payments on any Global Note in cash or by payment-in-kind of the Company's common stock. The Company shall pay the principal of any Definitive Notes at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in Frisco, Texas as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar for the Notes. If the interest payment is not by payment-in-kind of shares of Common Stock, interest on any Definitive Notes shall be payable to Holders of Definitive Notes either by check mailed to each Holder at its address in the Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder's account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.

As provided in and subject to the provisions of the Indenture, the Company shall make all payments and deliveries in respect of the Fundamental Change Purchase Price and the principal amount on the Maturity Date thereof, as the case may be, to the holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. If the interest payment is not by payment-in-kind of common stock, the Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The payment-in-kind repayment of principal by shares of Common Stock at maturity would be determined by the average of the closing prices of the Common Stock as reported by Bloomberg L.P. for the Principal Trading Market for the 30 Trading Days preceding the Principal Repayment Date, with the final number of shares of common stock rounded up to the next whole share. Fractional shares shall not be issued. The Principal Repayment Date means the trading day immediately prior to the 30 day period preceding the Maturity Date. The payment-in-kind of interest at any time would be determined by the average of the closing prices of the common stock as reported by Bloomberg L.P. for the Principal Trading Market for the 30 trading days preceding the Regular Record Date with the final number of shares of Common Stock rounded up to the next whole share. Fractional shares shall not be issued.

4. PAYING AGENT, REGISTRAR, CONVERSION AGENT.

Initially, the Trustee shall act as Paying Agent, Registrar and Conversion Agent. The Company may change the Paying Agent, Registrar or Conversion Agent without prior notice.

5. REDEMPTION

This Note is subject to redemption at the option of the Company commencing February 15, 2018, at par plus any accrued interest, if any, in addition to a call premium of 10% of the principal until the Maturity Date. The Company shall give notice to the Trustee and Depositary at least 35 days before the redemption date. Notes selected for redemption shall continue to be convertible in accordance with Article Five for a period of 30 days following mailing of notice of redemption to the Holder, after which 30 day period the Holder's right to convert the Notes terminates.

6. FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON

Exhibit A – Page 5

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder's option, to require the Company to repurchase all of such Holder's Notes or any portion thereof (in principal amounts of $100 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

7. CONVERSION

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during periods and upon the occurrence of conditions specified in the Indenture, to convert this Note into shares of Common Stock at the Conversion Rate specified in the Indenture. The right to convert does not include any right for any partial conversion of a Note.

8. SATISFACTION AND DISCHARGE

The Note is subject to satisfaction and discharge in accordance with Section 11.01 of the Indenture.

9. DENOMINATIONS, TRANSFER, EXCHANGE

As provided in the Indenture and subject to limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $100 and in integral multiples of $100 in excess thereof. As provided in the Indenture and subject to limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

10. DEFAULTS AND REMEDIES

As provided in and subject to the provisions of the Indenture, in case an Event of Default shall have occurred and be continuing, the principal of and interest on all Notes may be declared due and payable by the Holders of a majority in aggregate principal amount of Notes then outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture; provided that upon the occurrence of an Event of Default specified in Section 8.01 of the Indenture, the principal amount of, and interest on, all the Notes shall automatically become due and payable.

Exhibit A – Page 6

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin and currency, herein prescribed.

11. AMENDMENT, SUPPLEMENT AND WAIVER

The Indenture permits, with exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of the majority in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

12. PERSONS DEEMED OWNERS

The Holder of a Note may be treated as the owner of it for all purposes.

13. DEFINITIONS

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

14. AUTHENTICATION

Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

15. INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control. This Note, for all purposes, shall be governed by and construed in accordance with the laws of the State of Texas.

16. ABBREVIATIONS

Exhibit A – Page 7

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= as joint tenants with right of Survivorship and not as tenants in common), UGMA (= Uniform Gifts to Minors Act), CUST (= Custodian).

Additional abbreviations may also he used though not in the above list.

Exhibit A – Page 8

EXHIBIT B
FORM OF NOTICE OF CONVERSION

To: _____________________________

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note (which is $100 or an integral multiple hereof) below designated, into shares of Common Stock, in accordance with the terms of the Indenture referred to in this Note, and directs that any shares of Common Stock issuable and deliverable upon conversion, together with a rounding up to the next whole share to avoid any payment for fractional shares of Common Stock, be issued in the name of the undersigned or as otherwise indicated below. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. There is no partial conversion of a Note held by the undersigned owner.

Principal amount to be converted:

Date: _________________ Your Signature: ____________________
                                                                       (Sign exactly as your name
                                                                        appears on the other side of
                                                                        this Note)

*Signature guaranteed by:

By: __________________________

* This signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Exhibit B – Page 1

Signature Guarantee

Signature Guarantee

Fill in for registration of any shares of Common Stock and Notes if to be issued otherwise than to the registered Holder.

______________________________________________________________________________
Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him or her.

______________________________________________________________________________
(Name)

______________________________________________________________________________
(Address)

Please print Name and Address
(including zip code)

_____________________________________________________________________________

Social Security or other Taxpayer
Identifying Number

________________________________
Exhibit B – Page 2

EXHIBIT C
FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: ________________________________

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Rave Restaurant Group, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire principal amount of this Note below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

______________________________________________________________________________
Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

______________________________________________________________________________
Signature Guaranty

Social Security or Other Taxpayer Identification Number _______________________

Principal amount to be repurchased:

$____________________.00

NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Exhibit C

EXHIBIT D
FORM OF ASSIGNMENT AND TRANSFER

For value received _____________ hereby sell(s), assign(s) and transfer(s) unto ____________________ (insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints to _________________ transfer the said Note on the books of the Company, with full power of substitution in the premises.

Date: _______________ Your Signature:      ______________________________
                             (Sign exactly as your name appears on the
                             other side of this Note)

*Signature guaranteed by:

By: _________________________________

____________________
* This signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Exhibit D